UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008 deltathree, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, New York, N.Y.	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Registrant was informed that Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd. (“Atarey”), the beneficial owner of 11,927,677 shares (the “Shares”) of the Registrant’s Class A Common Stock (the “Common Stock”), had entered into an agreement as of December 15, 2008, to sell 10,347,677 Shares to Abraham Ziv-Tal, an individual (“Ziv-Tal”), in a private transaction at a purchase price of $0.03 per Share (the “Purchase Price”).  Pursuant to the terms of the Stock Purchase Agreement executed between Atarey and Ziv-Tal (the “Agreement”), the Purchase Price shall be payable at the sole discretion of Ziv-Tal and only at such time as Ziv-Tal receives an amount per Share greater than the Purchase Price per Share (including all costs incurred by Ziv-Tal).  The Registrant has been informed by counsel to Ziv-Tal that the Agreement will be filed as part of a Schedule 13D to be filed by Ziv-Tal in connection with the transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

Dated: December 22, 2008	By:	/s/ Peter Friedman
Peter Friedman
General Counsel